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                                                                   EXHIBIT 21.01


                  SUBSIDIARIES* OF CARAUSTAR INDUSTRIES, INC.






                                                                      STATE OF
            NAME                                                   INCORPORATION                             Trade, D/B/A Names
            -----                                                  -------------                             ------------------
Austell Box Board Corporation                                        Georgia
Buffalo Paperboard Corporation                                       New York
Camden Paperboard Corporation                                        New Jersey
Caraustar Custom Packaging Group, Inc.                               Delaware
Caraustar Custom Packaging Group (Maryland), Inc.                    Maryland
Caraustar Exports, Inc.                                              U.S. Virgin Islands
Caraustar Industrial & Consumer Products Group, Inc.                 Delaware
Caraustar Industrial & Consumer Products Group, Ltd.                 Leyland, Lancaster,
                                                                     United Kingdom
Caraustar Paperboard Corporation                                     Ohio                                             **
Caraustar de Mexico, S.A. de C.V. (65% owned)                        Mexico
Caraustar Recovered Fiber Group, Inc.                                Delaware
Carolina Component Concepts, Inc.                                    North Carolina
Carolina Converting, Inc.                                            North Carolina
Carolina Paper Board Corporation                                     North Carolina
Carotell Paper Board Corporation                                     South Carolina
Chattanooga Paperboard Corporation                                   Tennessee
Chesapeake Paperboard Company                                        Maryland
Chicago Paperboard Corporation                                       Illinois
Cincinnati Paperboard Corporation                                    Ohio
Columbus Recycling, Inc.                                             Georgia
Federal Transport, Inc.                                              Ohio
Halifax Paperboard Company, Inc.                                     North Carolina
Macon Recycling, Inc.                                                Georgia
McQueeny Gypsum Corporation                                          Delaware
MilPak, Inc.                                                         New Jersey
Oak Tree Packaging Corporation                                       New Jersey
PBL, Inc.                                                            Delaware
Paper Recycling, Inc.                                                Georgia
Paragon Plastics, Inc. (80% owned)                                   South Carolina
Reading Paperboard Corporation                                       Pennsylvania
Richmond Paperboard Corporation                                      Virginia
Sprague Paperboard, Inc.                                             Connecticut
Star Paper Tube, Inc.                                                South Carolina
Sweetwater Paper Board Company, Inc.                                 Georgia


* Each subsidiary is wholly-owned (directly or, indirectly) by Caraustar Industries, Inc. unless otherwise indicated.


** Does business in Ohio as Rittman Paperboard and Cleveland Paper Stock and in
   Iowa as Tama Paperboard.